EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-1 No. 333-177318) pertaining to our report dated April 4, 2012, with respect to the consolidated financial statements for the years ended December 31, 2011 and 2010 of MMAX Media, Inc. included in this Annual Report (Form 10-K) for the years ended December 31, 2011 and 2010.

/s/ Webb & Company, P.A.

WEBB & COMPANY, P.A.

Certified Public Accountants

Boynton Beach, Florida

April 4, 2012